Exhibit 10.4





    ________________________________________________________
    ________________________________________________________



                    STOCK PURCHASE AGREEMENT

                    DATED AS OF MAY 15, 1995

                              AMONG

                     WES ACQUISITION CORP.,

               PACIFIC DIVERSIFIED CAPITAL COMPANY

                AND WEXFORD CAPITAL CORPORATION,

                          AS INDEMNITOR



    ________________________________________________________
    ________________________________________________________

                        TABLE OF CONTENTS


                                                             Page


     ARTICLE I                                                  1
               TRANSACTIONS AT THE CLOSING                      1
                      1.1   Shares and Purchased Loans          1
                      1.2   Closing                             1
                      1.3   Purchase Price                      1
                      1.4   Contribution to Capital             2

     ARTICLE II                                                 2
               REPRESENTATIONS AND WARRANTIES                   2
                      2.1   Representations and Warranties
                            of the Seller                       2
                      2.2   Representations and Warranties
                            of the Buyer                        3

     ARTICLE III                                                5
               CERTAIN COVENANTS AND AGREEMENTS                 5
                      3.1   Consents                            5
                      3.2   Efforts to Consummate               5
                      3.3   Confidential Information            5
                      3.4   Negotiation With Others             6
                      3.5   H-S-R Act Filings                   6

     ARTICLE IV                                                 6
               TAXES                                            6
                      4.1   Tax Indemnification                 6
                      4.2   Procedures Relating to
                            Indemnification of Tax Claims       7
                      4.3   Section 338(h)(10) Election.        8
                      4.4   Survival of Tax Provisions          8
                      4.5   Real Property Taxes                 9
                      4.6   Tax Return Filings                  9
                      4.7   Termination of Tax Sharing
                            Agreements                          9

     ARTICLE V                                                 10
               CONDITIONS OF                                   10
                      5.1   Conditions of Obligations of the
                            Buyer                              10
                      5.2   Conditions to Obligations of the
                            Seller                             11

     ARTICLE VI                                                12
               INDEMNIFICATION                                 12
                      6.1   Indemnification by the Seller      12
                      6.2   Indemnification by the Indemnitor  12

                      6.3   Defense of Claims                  13
                      6.4   Heller Claims                      14
                      6.5   Remedies Cumulative                14

     ARTICLE VII                                               14
               SURVIVAL OF REPRESENTATION AND WARRANTIES;
                    AMENDMENT, MODIFICATION AND WAIVER         14
                      7.1   Survival of Representations and
                            Warranties, Etc.                   14
                      7.2   Amendment, Modification and Waiver 15

     ARTICLE VIII                                              15
               TERMINATION                                     15
                      8.1   Right of Termination               15
                      8.2   Effect of Termination              15

     ARTICLE IX                                                16
               MISCELLANEOUS                                   16
                      9.1   Expenses                           16
                      9.2   Entire Agreement                   16
                      9.3   Publicity                          16
                      9.4   Descriptive Headings               16
                      9.5   Notices                            16
                      9.6   Counterparts                       17
                      9.7   Governing Law                      17
                      9.8   Benefits of Agreement              17

               STOCK PURCHASE AGREEMENT dated as of May 15, 1995, among WES Acquisition Corp., a Delaware corporation (the "Buyer"), Pacific Diversified Capital Company, a California corporation (the "Seller"), and Wexford Capital Corporation, a Delaware corporation, as indemnitor hereunder (the "Indemnitor").

               The Seller owns an aggregate of 14,260,000 shares (the "Shares") of common stock, par value $.01 (the "Common Stock"), of Wahlco Environmental Systems, Inc., a Delaware corporation
(the "Company") and has outstanding $24,428,831.89 aggregate principal amount in loans (the "Loans") to the Company. The
Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller the Shares, and $4,900,000 principal amount of the Loans (the "Purchased Loans"), all upon the terms and subject to the conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, the Buyer, the Seller and the Indemnitor hereby agree as follows:


                            ARTICLE I

                   TRANSACTIONS AT THE CLOSING

         1.1 Shares and Purchased Loans. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as hereinafter defined) the Seller agrees to sell and deliver to the Buyer, and the Buyer agrees to purchase from the Seller, all right, title and interest in and to the Shares and the Purchased Loans, in each case, except as set forth on Schedule 1 hereto, free and clear of all of the following (hereinafter collectively referred to as "Claims"): security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of set-off, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, of any nature whatsoever, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

         1.2 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660-6429 on a business day which shall be no later than May 15, 1995 (the "Closing Date").

         1.3 Purchase Price. The purchase price to be paid to the Buyer for the Shares and the Purchased Loans shall be an amount equal to $5,000,000 (the "Purchase Price"), of which $4,900,000 shall be allocated to the Purchased Loans and $100,000 shall be allocated to the Shares. At the Closing, (i) against delivery to the Buyer of evidence of the Purchased Loans, the Buyer shall pay to the Seller by wire transfer the amount of $4,900,000 and (ii) against delivery to the Escrow Agent (as hereinafter defined) of one or more stock certificates, endorsed by the Seller in blank for transfer to the Buyer, representing the Shares, the Buyer shall deliver to the Escrow Agent by wire transfer the amount of $100,000 ("Stock Purchase Price"). At the Closing, the Buyer and the Seller shall enter into a mutually acceptable escrow agreement (the "Escrow Agreement") with a mutually acceptable bank having capital and surplus of at least $100,000,000 (the "Escrow Agent"). The Escrow Agreement shall provide that upon the expiration of the applicable waiting period, including any extension thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act"), the Escrow Agent shall transfer (a) certificates representing the Shares endorsed by the Seller in blank for transfer to the Buyer, and (b) the Stock Purchase Price to the Seller by delivery of a certified check or by wire transfer ("Stock Acquisition"). The parties hereto intend to treat the Company and its Subsidiaries as part of the Selling Consolidated Group for all periods up to and including the date of the Stock Acquisition and shall file all Federal income tax returns in accordance with such intention.

         1.4 Contribution to Capital. Concurrently with the Closing, Seller shall contribute to the capital of the Company all Loans, together with any accrued but unpaid interest, fees or other charges payable by the Company to Seller in connection with the Loans (collectively, the "Contributed Loans") except for the Purchased Loans. The documentation evidencing the foregoing contribution to capital shall be satisfactory to Buyer.


                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES

         2.1  Representations and Warranties of the Seller.  The
Seller represents and warrants to the Buyer as follows:

              (a) Seller's Title to the Shares. Except as set forth on Schedule 1 attached hereto, the Seller is the lawful owner, of record and beneficially, of the Shares and the Purchased Loans and has, and will transfer to the Buyer as provided hereunder, good and marketable title to the Shares and the Purchased Loans, free and clear of any Claims, and the Seller has the absolute right and power to sell, assign, convey and transfer the Shares and the Purchased Loans and all rights and benefits incident to the ownership thereof. Delivery of the Shares and the Purchased Loans to the Buyer as provided hereunder will (i) pass good and marketable title to the Shares and the Purchased Loans to the Buyer, free and clear of any Claims and
(ii) convey, free and clear of any Claims, any and all rights and benefits incident to the ownership of the Shares or the Purchased Loans. There are no outstanding options, warrants or rights to purchase or otherwise acquire any of the Shares or the Purchased Loans, and there are no agreements, arrangements or undertakings between the Seller and any other person or entity with respect to the voting, sale or disposition of any of the Shares or the Purchased Loans or any other matters relating to or affecting the Shares or the Purchased Loans. The Seller acquired the Shares in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with any applicable state securities laws. The sale of the Shares by the Seller to the Buyer is exempt from registration under the Securities Act.

              (b) Seller's Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Seller. This Agreement is the legal, valid and binding obligation of the Seller, enforceable in accordance with its own terms. Neither the execution, delivery and performance of this Agreement, nor compliance by the Seller with any of the provisions hereof will except as set forth on Schedule 1 hereto, (i) conflict with or result in a breach of the certificate of incorporation or the by-laws of the Seller, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which is a party, or by which the Seller or any of its properties or assets may be bound or affected, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Seller any of its properties or assets. Except as set forth on Schedule 1 attached hereto, no consent or approval by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Seller, or the consummation of the transactions contemplated hereby.

              (c) The principal amount of Loans outstanding recited in the second paragraph of this Agreement constitutes the entire principal amount of outstanding loans made by Seller to the Company.

         2.2  Representations and Warranties of the Buyer.  The
Buyer represents and warrants to the Seller as follows:

              (a) Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Buyer qualifies to make the Section 338(h)(10) election referred to in
Section 4.3 hereof. The Buyer has delivered to the Seller true, complete and correct copies of the certificate of incorporation and By-laws of the Buyer, in each case as amended to the date hereof.

              (b)  Authority.  The execution, delivery and
performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action by the Buyer. This agreement is the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement, nor compliance by the Buyer with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of its certificate of incorporation or by-laws, in each case amended to the date hereof, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, or other agreement to which the Buyer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Buyer any of its properties or assets. Except for a notification filing under the H-S-R Act and the expiration of the applicable waiting period, including any extension thereof, thereunder, no consent or approval by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby, or if required, the same as been obtained or effected on or prior to the Closing.

              (c)  Brokers.  No agent, broker, investment
banker, person or firm acting on behalf of the Buyer or under the authority of the Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

              (d) Acquisition for Investment Purposes. The Buyer is acquiring the Shares and the Purchased Loans (without conceding that the Purchased Loans are securities) for its own account, for investment and not with a view to distribution thereof within the meaning of applicable Federal and state securities laws. The Buyer understands that the Shares and the Purchased Loans have not been registered under the Securities Act, by reason of their issuance and sale in transactions exempt from the registration requirements of the Securities Act or the securities or blue sky laws of any state and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or applicable state securities or blue sky laws or are exempt from the registration requirements thereof.

                           ARTICLE III

                CERTAIN COVENANTS AND AGREEMENTS

         3.1  Consents.  Prior to the Stock Acquisition, the
Seller will cause the Company to effect the notification filing required under the H-S-R Act in order to permit the consummation by of the transactions contemplated hereby.

         3.2 Efforts to Consummate. Subject to the terms and conditions of this Agreement, the parties hereto shall take or cause to be taken all action and do or cause to be done all things necessary or advisable, under applicable laws, regulations and ordinances, in order to consummate and make effective, as soon as practicable, the transactions contemplated hereby, including the obtaining of all permits, authorizations, consents and approvals of any third party (private or governmental) which are required in connection with the consummation of the transactions contemplated hereby; provided, however, that this
Section 3.2 shall not require any party to waive any condition to its benefit under this Agreement, or to make any payment to a third party or incur any undue burden in connection with the obtaining of any third party consent.

         3.3 Confidential Information. The Buyer will keep confidential or proprietary information (as defined below) previously furnished to it by the Company and in the Exhibits and Schedules to this Agreement. If the Stock Acquisition does not occur, the Buyer will return to the Company all documents, instruments, work papers and other materials submitted to it or any of its agents or representatives. The Buyer agrees that prior to the Stock Acquisition it shall not directly or indirectly use or disclose (except as provided for in this Agreement) any confidential or proprietary information relating to the Company to any person, firm, corporation, association or other entity, nor shall the Buyer prior to the Stock Acquisition, and thereafter if the Stock Acquisition shall not occur, make use of any such confidential or proprietary information (except as provided for in this Agreement) for its own purpose or for the benefit of any person, firm, corporation or other entity. For the purposes of this Section 3.3, the term "confidential or proprietary information" shall mean all information disclosed to the Buyer by the Company or the Seller or their respective affiliates or to employees, consultants or others in a confidential relationship with the Buyer, relating to specific matters such as trade secrets, research and development activities, books and records, customer lists, suppliers, distribution channels, pricing information, private processes, formulae, functional specifications, blueprints, know-how, data, improvements, discoveries, designs, inventions, techniques, marketing plans, strategies, forecasts, new products and financial statements as they may exist from time to time except for confidential or proprietary information which (i) becomes generally available to the public, (ii) was known to the Buyer prior to its disclosure by the Company or the Seller, (iii) was heretofore available to the Buyer on a nonconfidential basis from a source (other than the Company or the Seller) which was entitled to disclose the same or (iv) is required by law, governmental order or decree to be disclosed by the Buyer.

         3.4 Negotiation With Others. From and after the date hereof until the Stock Acquisition shall have occurred or this Agreement shall have been terminated in accordance with Section
8.1 hereof, the Seller will not, directly or indirectly, (a) solicit or initiate discussions or engage in negotiations with any person relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company (whether such negotiations are initiated by the Seller or the Company or otherwise), other than the Buyer or its designees, (b) provide information with respect to the Company to any person, other than the Buyer and its designees, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company or (c) enter into a transaction with any person, other than the Buyer or its designees concerning the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company.

         3.5 H-S-R Act Filings. The Seller and the Buyer will cooperate with one another in the preparation and filing of all notices and reports required pursuant to the H-S-R Act and will comply with the requirements for providing information made pursuant thereto.


                           ARTICLE IV

                              TAXES

         4.1  Tax Indemnification.

              For purposes of this Agreement, each reference to:

              (A) "Affiliate" shall mean, with respect to any person, any entity or person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such person.

              (B)  "Code" shall mean the Internal Revenue Code of
         1986, as amended;

              (C) "Tax Return" shall mean any return, report, information return, or other document (including elections, declarations, disclosures, schedules, estimates, and other returns or supporting documents) with respect to taxes;

              (D)  "Selling Consolidated Group" shall mean the
         "affiliated group" (within the meaning of section 1504 of Code) of which San Diego Gas & Electric Company ("SDG&E") is the common parent filing U.S. consolidated federal income tax returns, which include the Seller as an includible member.

              (E) "Subsidiaries" shall mean, solely for purposes of this Article IV, any direct or indirect subsidiary corporation of Company.

              Notwithstanding anything in this Agreement to the contrary, Seller shall indemnify Buyer and any Affiliate of Buyer, including the Company and its Subsidiaries and hold them harmless for, from and against (a) all liability for all U.S. Federal income taxes of Company and its Subsidiaries for all taxable periods ending on or before the earlier of (i) the date of the Stock Acquisition and (ii) the date the Shares are treated as acquired by Buyer for U.S. Federal income tax purposes ("Pre-Stock Acquisition Period"), including, without limitation, any liability for U.S. Federal income taxes imposed upon Company and its Subsidiaries pursuant to United States Treasury Regulation 1.1502-6 as a result of being a member of the Selling Consolidated Group and (b) all liability for U.S. Federal income taxes accruing on or before the end of the Pre-Stock Acquisition Period which result from the Election (as defined in Section 4.3 of this Agreement).

         4.2 Procedures Relating to Indemnification of Tax Claims. If a claim for Taxes shall be made by any Tax authority in writing, which, if successful, might result in an indemnity payment to Buyer pursuant to Section 4.1 hereof, Buyer shall promptly notify the Seller in writing of such claim (a "Tax Claim").

         With respect to any Tax Claim which might result in an indemnity payment to Buyer pursuant to Section 4.1 hereof, Seller shall be entitled to control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may at its sole expense and, subject to the prior written consent of Buyers pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority with respect thereto, and, subject to the prior written consent of Buyer, either settle the Tax Claim, pay the Tax claimed and sue for a refund where applicable law permits such refund suits, or contest such Tax Claim in any permissible manner.

         4.3  Section 338(h)(10) Election.

              (a) With respect to the acquisition of the Shares hereunder (A) Seller and Buyer shall, and Seller shall use its best efforts to cause the Selling Consolidated Group to, jointly make a valid, timely and effective election under Section 338(h)(10) of the Code for the Company and all of its domestic Subsidiaries (the "Election"), (ii) the Selling Consolidated Group and the Buyer shall, as promptly as practicable following the Stock Acquisition, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be re-quired) to effect and preserve a timely Election in accordance with the provisions of Treasury Regulation 1.338(h)(10)-l or any successor provisions and (iii) Selling Consolidated Group and the Buyer shall report the sale of the Shares pursuant to this Agreement consistent with the Election and shall take no position to the contrary thereto in any Tax Return or any proceeding before any taxing authority; provided, however, the Election (or the equivalent thereof) shall not be made by the parties under the laws of any state or local jurisdiction, unless such election (or its equivalent) is under such state or local jurisdiction mandatory as a consequence of the Election having been made for U.S. Federal income tax purposes.

              (b) In connection with the Election, Buyer and Seller and the Selling Consolidated Group will cooperate in good faith to establish the Adjusted grossed-up basis and the modified Aggregate Deemed Sales Price (each as defined under applicable U.S. Treasury Regulations), and, the allocation of the modified Aggregate Deemed Sales Price among the assets of Company. The allocations of the Adjusted grossed-up basis and the modified Aggregate Deemed Sales Price shall be made in accordance with
Section 338 of the Code and any applicable U.S. Treasury Regulations. The Selling Consolidated Group and the Buyer (A) shall be bound by such allocations for purposes of determining any U.S. Federal Taxes; (B) shall prepare and file all U.S. Federal Tax Returns to be filed with any taxing authority in a manner consistent with such allocations; and (C) shall take no position inconsistent with such allocations in any U.S. Federal Tax Return, or any proceeding before any taxing authorities except as described in 4.3(a) above. In the event that such allocations are disputed by any taxing authorities, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute.

         4.4 Survival of Tax Provisions. Any claim to be made pursuant to Sections 4.1 through 4.3 hereof must be made no later than sixty (60) days after the expiration (with valid extensions) of the applicable statute of limitations, if any, relating to the U.S. Federal income taxes at issue.

         4.5 Real Property Taxes. Real property Taxes, if any, of Company and its Subsidiaries shall be treated as imposed on the Company or the Subsidiary as the case may be.

         4.6  Tax Return Filings.

              (a) Seller and SDG&E, as the case may be (the "Seller Filing Parties"), shall prepare or cause to be prepared and file or cause to be filed on a timely basis (in each case, at its own cost and expense and in a manner consistent with past practice) all U.S. Federal income Tax Returns with respect to Company and its Subsidiaries for taxable periods ending on or prior to the close of the Pre-Stock Acquisition Period. Seller and SDG&E shall pay all U.S. Federal income taxes shown on all such U.S. Federal income Tax Returns.

              (b) Buyer shall prepare or cause to be prepared and shall file or cause to be filed on a timely basis all other
Tax Returns with respect to Company and its Subsidiaries.

              (c) The parties hereto shall reasonably coop-erate, and shall cause their respective Affiliates, officers, em-ployees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods relating to taxes. The parties hereto recognize that Seller and its Affiliates may need access, from time to time, after the close of the Pre-Stock Acquisition Period, to certain accounting and tax records and information held by Company to the extent such records and infor-mation pertain to events occurring prior to the close of the Pre-Stock Acquisition Period; therefore, Buyer agrees that from and after the close of the Pre-Stock Acquisition Period until the expiration of the applicable statute of limitations, Buyer shall, and shall cause Company to (A) properly retain and maintain such records and (B) allow Seller to inspect, review and make copies of such records as Seller may reasonably deem necessary or appro-priate from time to time, such activities to be conducted during normal business hours and at the expense of the requesting party.

         4.7 Termination of Tax Sharing Agreements. The parties hereby agree and covenant that, upon the Stock Acquisition, all rights and obligations of each of Company and its Subsidiaries and Seller pursuant to any tax sharing agreement or similar arrangements shall be terminated as of the close of business on December 31, 1994, and no payments pursuant to any such tax sharing agreement or arrangements shall be made after such termination.

                            ARTICLE V

                      CONDITIONS OF CLOSING

         5.1 Conditions of Obligations of the Buyer. The obligations of the Buyer to close this Agreement are subject to the satisfaction of each of the following conditions, unless any such condition is (to the extent that the same can be) waived by the Buyer:

              (a)  Representations and Warranties.  The
representations and warranties of the Seller set forth in Section
2.1 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement; and the Buyer shall have received a certificate to that effect signed by the Seller.
              (b) Performance of Obligations. The Seller shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to and at the Closing, including without limitation, the Seller's delivery to the Escrow Agent in accordance with the Escrow Agreement of one or more stock certificates representing the Shares, duly endorsed in blank by the Seller; and the Buyer shall have received certificates to that effect signed by the Seller.

              (c)  Authorization.  All corporate action
necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Seller, and the Seller shall have all necessary corporate power and authority to consummate the transactions contemplated hereby.

              (d) Absence of Changes. There shall not have occurred any material adverse change in the business, operations, financial condition, results of operations, assets or liabilities of the Company after the date hereof.

              (e) Covenants and Approvals. The Buyer shall have received duly executed copies of all consents and approvals contemplated by Section 2.1(b) hereof (and Schedule 1 attached hereto), in form and substance reasonably satisfactory to the Buyer and Messrs. Berlack, Israels & Liberman, counsel to the Buyer.

              (f)  Government Consents, Authorizations, Etc.
All consents, authorizations, orders or approvals of, and filings or registrations with, any Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution, delivery and performance by the Seller, as applicable, of this Agreement, of the transactions contemplated hereby shall have been obtained or made, except for a notification filing under the H-S-R Act and the expiration of the applicable waiting period, including any extension thereof, thereunder.

              (g)  Escrow Agreement.  The Seller and the Escrow
Agent shall have executed and delivered the Escrow Agreement.

              (h) Opinions of Counsel. The Buyer shall have received an opinion dated the Closing Date of Messrs. Gibson, Dunn & Crutcher, counsel to the Seller, and an opinion of O'Melveny & Myers, counsel to the Company, in each case satisfactory in scope and substance to the Buyer and Messrs. Berlack, Israels & Liberman, counsel to the Buyer, to the same effect as Exhibits A and B, attached hereto, respectively.

              (i) Representation Letter. The Company shall have delivered to the Buyer a letter setting forth certain representations and warranties of the Company, such letter to be satisfactory in scope and substance to the Buyer.

              (j) Commitment Letter. The Buyer and the Company shall have entered into a commitment letter ("Commitment Letter") setting forth the terms upon which the parties agree that the Buyer shall commit to provide the Company with a secured term loan in a principal amount not to exceed $2,000,000.

              (k) Lender Consents. The Bank of America and Sanwa Bank shall each have delivered its written consent, in form satisfactory to the Buyer, to the transactions contemplated hereby and by the Commitment Letter including the Stock Acquisition and the creation of any liens on collateral required by the transactions contemplated by the Commitment Letter, in form satisfactory to the Buyer.

              (l) Non-Foreign Status. At or prior to Closing, Seller will furnish Buyer with an affidavit prepared in accordance with section 1445(b) of the Code and applicable U.S. Treasury Regulations stating, under penalties of perjury, that Seller is not a foreign person and setting forth Seller's U.S. taxpayer identification number.

         5.2 Conditions to Obligations of the Seller. The obligations of the Seller to close this Agreement are subject to the satisfaction of each of the following conditions unless waived by the Seller:

              (a)  Representations and Warranties.  The
representations and warranties of the Buyer set forth in Section
2.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement; and the Seller shall have received certificates to that effect signed by the Buyer.

              (b) Performance of Obligations. The Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to and at the Closing, including without limitation, payment of the Purchase Price, and the Seller shall have received a certificate to that effect signed by the corporate secretary of the Buyer.

              (c)  Authorization.  All corporate action
necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Buyer, and the Buyer shall have full power to consummate the transactions contemplated hereby and thereby.

              (d) Opinion of Counsel to the Buyer. The Seller shall have received an opinion dated the Closing Date of Messrs. Berlack, Israels & Liberman, counsel to the Buyer, satisfactory in scope and substance to the Seller and Messrs. Gibson, Dunn & Crutcher, counsel to the Seller, to the same effect as Exhibit C attached hereto.


                           ARTICLE VI

                         INDEMNIFICATION

         6.1 Indemnification by the Seller. Except for Heller Claims (as hereinafter defined) and Tax Claims, the Seller shall indemnify and hold the Buyer harmless, from, against, for and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action (including, without limitation, reasonable attorneys' fees and expenses) sustained or suffered by the Buyer arising from the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of the Seller contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by the Seller pursuant hereto or in connection with the transactions contemplated hereby, or any facts or circumstances constituting such breach. No claim, demand, suit or cause of action shall be brought against the Seller under or pursuant to this Section 6.1 unless the Buyer at any time prior to the Survival Date, as defined below, gives the Seller written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action. Upon the giving of such written notice as aforesaid, the Buyer shall have the right to commence legal proceedings within 60 days thereafter for the enforcement of its rights under this Agreement.

         6.2 Indemnification by the Indemnitor. Except for Heller Claims, from and after the date of the Stock Acquisition, the Indemnitor shall indemnify and hold the Seller harmless, from, against, for and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action (including, without limitation, reasonable attorneys' fees and expenses) sustained or suffered by the Seller arising from the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of the Buyer contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by the Buyer pursuant hereto or in connection with the transactions contemplated hereby, or any facts or circumstances constituting such breach. No claim, demand, suit or cause of action shall be brought against the Indemnitor under or pursuant to this Section 6.2 unless the Seller, at any time prior to the Survival Date, as defined below, gives the Buyer written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action. Upon the giving of such written notice as aforesaid, the Seller shall have the right to commence legal proceedings within 60 days thereafter for the enforcement of its rights under this Agreement.

         6.3  Defense of Claims.  The obligations and
liabilities of the Seller to indemnify the Buyer and the Indemnitor to indemnify the Seller under this Article VI with respect to claims relating to third parties shall be subject to the following terms and conditions:

              (a)  The party or parties to be indemnified
(whether one or more, the "Indemnified Party") will give the Indemnitor or the Seller, as the case may be (the "Indemnifying Party") prompt written notice of any such claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article VI, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such claim actively and in good faith, the Indemnified Party shall not settle such claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give reasonable cooperation in such defense.

              (b)  If the Indemnifying Party, within a
reasonable time after notice of any such claim, fails to defend such claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such claim or consent to the entry of a judgment with respect to such claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein, provided, however, that no such failure to defend shall be deemed an admission that such claim is subject to indemnification hereunder.

              (c) Anything in this Section 6.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim;

         6.4 Heller Claims. Any claims made by Heller Financial, Inc. or its affiliates ("Heller") arising from or relating to prior negotiations among Heller, the Seller and the Company shall be split between the Seller and the Company as follows: (i) the first $135,000 of such claims shall be paid solely by the Seller; (ii) the next $500,000 of such claims shall be split 50% each between the Seller and the Company; and (iii) all claims in excess of (i) and (ii) above (the "Excess Claims") (i.e., in excess of the first $635,000 in claims) shall be paid solely by the Seller, and the Seller hereby agrees to indemnify Indemnitor, the Buyer, WES and their affiliates against all such excess claims. Upon the Stock Acquisition, Indemnitor shall indemnify the Seller and its affiliates from claims of Heller that the Company has agreed to pay as set forth in clause (ii) of the preceding sentence. The Seller and the Company hereby agree to reasonably cooperate in deciding upon, and agreeing with respect to, (i) what claims of Heller, if any, should be paid by the Seller and the Company, (ii) the amount to be paid in settlement of such claims, and (iii) the conduct and defense of such claims.

         6.5 Remedies Cumulative. The remedies provided for in this Article VI shall be cumulative and shall not preclude assertion by the Buyer or the Seller of any other rights or the seeking of any other remedies against the Seller or the Buyer respectively.


                           ARTICLE VII

           SURVIVAL OF REPRESENTATION AND WARRANTIES;
               AMENDMENT, MODIFICATION AND WAIVER

         7.1 Survival of Representations and Warranties, Etc. The representations and warranties of the Seller and the Buyer contained in this Agreement shall under all circumstances survive the Closing for a period of 24 months. The agreements of the

Seller, Buyer and Indemnitor contained in this Agreement shall in each case survive the Closing until they are otherwise terminated, whether by their terms or as a matter of applicable law. The respective dates upon which the representations and warranties and agreements contained in this Agreement shall expire, shall be referred to herein as the "Survival Date".

         7.2  Amendment, Modification and Waiver.  This
Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the parties hereto, except that any party to this Agreement may waive any obligation owed to it by another party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


                          ARTICLE VIII

                           TERMINATION

         8.1  Right of Termination.  This Agreement may be
terminated at any time prior to the Closing by:

              (a) The mutual written consent of the Buyer and the Seller; or

              (b) The Buyer, by delivery of a written notice specifying the reasons for such termination, if the conditions set forth in Section 5.1 hereof shall not have been met (or shall not, in the reasonable judgment of the Buyer, be capable of being met); or

              (c) The Seller, by delivery of a written notice specifying the reasons for such termination, if the conditions set forth in Section 5.2 hereof shall not have been met (or shall not, in the reasonable judgment of the Seller, be capable of being met.

         8.2 Effect of Termination. If this Agreement shall be terminated by the mutual consent of the Buyer and the Seller pursuant to Section 8.1(a), then neither party shall have any claim or right of action against the other party for breach of this Agreement. If this Agreement shall be terminated by the Buyer pursuant to Section 8.1(b), then the Buyer may bring a suit or proceeding against the Seller only for a breach of the obligations of the Seller contained in this Agreement or a breach by the Seller of the representations, warranties or covenants of the Seller contained in this Agreement which occurred prior to the date of such termination. If this Agreement shall be terminated by the Seller pursuant to Section 8.1(c), then the Seller may bring a suit or proceeding against the Buyer for the Buyer's breach of the obligations of the Buyer contained in this Agreement or a breach by the Buyer of the representations, warranties or covenants of the Buyer contained in this Agreement which occurred prior to the date of such termination.

                           ARTICLE IX

                          MISCELLANEOUS

         9.1 Expenses. Each party shall bear its own expenses in connection with this transaction, except that the Buyer may have its expenses reimbursed by the Company after the Stock
Acquisition.

         9.2 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto.

         9.3 Publicity. The parties hereto agree that, except as otherwise required by law, they will advise and confer with each other prior to the issuance of any public reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby.

         9.4 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         9.5 Notices. all notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Buyer or the Indemnitor, to:

               Wexford Capital Corporation
               411 West Putnam Avenue
               Greenwich, Connecticut  06830
               Attention:  Robert M. Davies

         with copies to:

               Berlack, Israels & Liberman
               120 West 45th Street
               New York, New York  10036
               Attention:  Stephen B. Selbst, Esq.

         If to the Seller, to:

               Pacific Diversified Capital Company
               101 Ash Street
               San Diego, California  92101
               Attention: Stephen L. Baum, President

         with a copy to:

               Gibson, Dunn & Crutcher
               333 South Grand Street
               Los Angeles, California  90071
               Attention:  Richard Strong, Esq.

         If to the Company:

               Wahlco Environmental Systems, Inc.
               3600 West Segerstrom Avenue
               Santa Ana, California  92704-6495
               Attention:  Henry N. Huta

         with a copy to:

               O'Melveny & Myers
               610 Newport Center Drive
               Suite 1700
               Newport Beach, California  92660
               Attention:  David Krinsky, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. any such communication shall be deemed to have been given, in the case of personal delivery, on the date of delivery and in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         9.6 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York.

         9.8 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by the Seller without the consent of the Buyer. The Buyer may assign this Agreement without the consent of the Seller, provided that such assignment shall not release the Buyer from its obligations under this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

                               WES ACQUISITION CORP.


                               By: ________________________________
                                   Name:
                                   Title:

                               PACIFIC DIVERSIFIED CAPITAL COMPANY


                               By: ________________________________
                                   Name:
                                   Title:


                               WEXFORD CAPITAL CORPORATION,
                                  as Indemnitor


                               By: ________________________________
                                   Name:
                                   Title: